EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made and entered into as of the 18th day of November 1998, by and between ABRAMS INDUSTRIES, INC., a Georgia corporation (the "Company"), and EDWARD M. ABRAMS ("Executive").

                            W I T N E S S E T H:
                            -------------------

     WHEREAS, Executive has devoted over forty-five years of valuable service to the Company and has during such time accumulated significant knowledge and understanding of the Company's operations, markets, industries, suppliers and employees, to which knowledge the Company desires to have long-term access;

     WHEREAS, the parties hereto desire to enter into an agreement for the employment of Executive by the Company on the terms and conditions hereinafter stated;

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Employment, Duties and Term.  (a)  Subject to the terms and
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conditions  of  this  Agreement,  the  Company  hereby  employs  Executive,  and
Executive hereby accepts such employment. Executive shall serve initially as Chairman of the Executive Committee, and shall perform such duties and functions for the Company as are customarily incident to such position. Executive may serve in other mutually agreeable positions with the Company during the Term (as defined below). To facilitate the performance of such duties and functions, the Company will provide Executive with reasonable office space and secretarial assistance.

          (b) Unless earlier terminated as provided herein, Executive's employment under this Agreement shall be for a term commencing as of August 19, 1998 (the "Effective Date") and ending on August 19, 2008. The date on which Executive's employment terminates as provided in this Agreement is herein called the "Termination Date", and the period from the Effective Date through the Termination Date is herein called the "Term".

          (c) Executive shall not, without the prior written consent of the Company, directly or indirectly, at any time during the Term, engage in any venture or activity which is competitive with or adverse to the business of the Company, whether alone, as a partner, or as an officer, director, employee, consultant, shareholder of a non-publicly held company, or otherwise.

     2.   Compensation.  In  consideration  of Executive'  services  hereunder,
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Company  shall  pay  to  Executive   compensation  as  set  forth  below  (which
compensation shall be paid, except as otherwise provided herein, in accordance with the normal compensation practices of the Company and shall be subject to

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such deductions and  withholdings as are required by law or general  policies of the Company in effect from time to time):

          (a) The Company shall pay to Executive an annual salary which shall be paid on a weekly basis and shall initially be $231,525 per annum ("Base Compensation"). On each anniversary of the Effective Date, Base Compensation shall be increased by five percent (5%) over the Base Compensation for the year preceding such anniversary.

          (b) The Company shall pay those membership dues and subscriptions on behalf of Executive as are currently provided to Executive by the Company, and as are provided to executive officers of the Company from time to time.

          (c) Executive shall be entitled to the medical and dental benefits that are provided from time to time by the Company's medical insurance plan and dental insurance plan. Such medical benefits may also be provided through Medicare coverage available to Executive or supplemental medical insurance, or a combination of both, so long as the benefits provided to Executive and the out of pocket costs incurred by Executive are substantially the same as those that would be provided and incurred by Executive under the Company's medical insurance plan.

          (d) Executive shall be entitled to participate in the Company's Profit Sharing Plan on the same basis as other employees for so long as Executive continues to work the annual minimum number of hours during each fiscal year necessary to qualify as an eligible participant in the Company's Profit Sharing Plan. If in any fiscal year Executive fails to work the annual minimum number of hours necessary to qualify as an eligible participant in the Company's Profit Sharing Plan, then thereafter the Company shall pay to Executive each fiscal year an amount all in cash that is equal to the total cash and deferred payments, if any, which would have been paid or credited to Executive for that fiscal year had he been an eligible participant in the Company's Profit Sharing Plan.

          (e) Executive shall be entitled to participate in any other employee benefit plans generally provided by the Company to its executive officers, but only if and to the extent provided in such employee benefit plans and for so long as the Company provides or offers such benefit plans. For purposes of determining his eligibility to participate in such other employee benefit plans, Executive shall be deemed a regular full-time salaried employee.

          (f) The compensation and benefits set forth above in this Section 2 shall cease on the Termination Date, except amounts payable for any period prior to the Termination Date and except as required by law or the express terms of any employee benefit plan in which Executive participates pursuant hereto. Nothing herein shall affect Executive's right to COBRA benefits, Short-Term Disability Plan benefits and Long-Term Disability Plan benefits, nor affect the rights of beneficiaries under any life insurance policies insuring Executive's life.

     3.   Confidential Information.  (a)  During the Term, Executive agrees
          ------------------------
that he shall not disclose to any person, or otherwise use, except in connection with and as necessary for his duties performed for the Company, any Company Confidential Information; provided, however, that Executive may make disclosures required by a valid order or subpoena issued by a court or administrative agency of competent jurisdiction, in which event Executive will promptly notify the Company of such order or subpoena to provide the Company an opportunity to protect its interests.

          (b) "Company Confidential Information," as used in this Agreement, means information relating to the business of the Company which derives value, actual or potential, from not being generally known to other persons. Company Confidential Information does not include information which becomes generally known to the public without breach of this Agreement.

     4.   Termination.  Executive's employment under this Agreement may be
          -----------
terminated only in accordance with the following provisions:

          (a) Executive's employment hereunder shall be deemed to be terminated as of the date of Executive's death. In the event of Executive's total disability, the Executive's employment hereunder shall be deemed to be terminated on the second August 19th following the date of total disability, except that in no event shall this contract extend beyond August 19, 2008.

          (b) The Company may terminate Executive's employment hereunder for "Cause," which shall mean (i) Executive's gross negligence or willful misconduct in the performance of his duties hereunder which results in material harm to the Company, or (ii) Executive's conviction of a felony or crime involving moral turpitude. A termination of Executive with Cause based on clause (i) of the preceding sentence shall take effect 90 days after the Company gives written notice of such termination to Executive unless Executive shall, during such 90-day period, remedy the events or circumstances constituting Cause.

     5.   Interpretation; Severability of Invalid Provisions.  All rights
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and  restrictions  contained in this  Agreement  may be  exercised  and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this Agreement illegal, invalid or unenforceable. If any term of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, the remaining terms shall remain in full force and effect.

     6.   Notice.  All notices, demands and requests, where permitted to be
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given under this Agreement, shall be deemed sufficient if delivered in person or mailed by registered or certified mail, postage prepaid, addressed as follows, or to such other address as a party may have furnished to the other party in accordance herewith:

     To the Company:                         To Executive:

     Abrams Industries, Inc.                 Mr. Edward M. Abrams
     Attention: Chief Executive Officer      3770 Paces Ferry Rd. NW
     Suite 300                               Atlanta, Georgia 30327
     1945 The Exchange
     Atlanta, Georgia 30339

The parties agree to promptly notify the other of any changes in their addresses.

     7.   Agreement Binding; Assignment.  This Agreement shall inure to the
          -----------------------------
benefit of and be binding upon the Company, Executive, and their respective permitted successors, or legal representatives. The parties hereto shall not, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except that the Company may assign its rights or obligations under this Agreement without such consent to any successor to the business of the Company by merger, consolidation, transfer of substantially all the assets of the Company or otherwise.

     8.   Nonwaiver.  The failure of either party to insist upon strict
          ---------
performance of the terms of this Agreement or to exercise any right herein, shall not be construed as a waiver or a relinquishment for the future of such term or right, but the same shall continue in full force and effect.

     9.   Entire Agreement.  This Agreement contains the entire agreement
          ----------------
between the parties and no statement, promises or inducements made by any party hereto, or agent of either party, which is not contained in this Agreement, shall be valid or binding. This Agreement may not be enlarged, modified or altered except in writing signed by the parties.

     10.  Governing Law.  This Agreement has been executed and delivered in
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and is to be  performed  in the  State  of  Georgia  and it and the  rights  and obligations of the parties hereunder shall be construed under and governed by the laws of the State of Georgia without giving effect to principles of conflicts of laws.


     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and Executive has executed this Agreement, as of the date first written above.



     ABRAMS INDUSTRIES, INC.



     By: /s/ Joseph H. Rubin                  Edward M. Abrams
         JOSEPH H. RUBIN                      EDWARD M. ABRAMS